                                               EXHIBIT 10.03
                        FORGIVENESS LOAN

$30,000             Canton, Massachusetts         August 26, 1994

For value received, the undersigned, James D. Lee ("Borrower"), promises to pay to the order of Morse Shoe, Inc., a Delaware corporation ("Lender"), Thirty Thousand Dollars ($30,000.00).

Borrower will be employed by Lender. If Borrower remains employed by Lender, J. Baker, Inc., a Massachusetts corporation and the parent corporation of Lender or any company directly or indirectly controlled by J. Baker, Inc. (collectively, with Lender, the "Company") through the following dates, the outstanding principal amount of this Note shall automatically be reduced to the amount indicated:
                                                  Outstanding
     Date                                         Principal Amount

     Prior to 1 year anniversary from Date-of-Hire     $30,000.00
     1 year anniversary from Date-of-Hire              $20,000.00
     2 year anniversary from Date-of-Hire              $10,000.00
     3 year anniversary from Date-of-Hire                    0.00

In any event, if Borrower remains employed by the Company through July 11, 1997, all of Borrower's obligations under this Note shall automatically be satisfied in full.

Borrower shall be responsible for any federal, state or local taxes which may be payable as a result of the Loan or forgiveness of the Loan whereas this forgiveness shall be considered taxable income.

If Borrower at any time after July 11, 1994 and prior to July 11, 1997 is no longer employed by the Company, the Outstanding Principal Amount of this Note shall be due and payable as set forth herein. In the event of a resignation by Borrower of employment with the Company, or if Borrower is terminated for "cause", which shall mean proven or confessed dishonesty or a willful and material failure by Borrower to perform his duties, the Outstanding Principal Amount shall be due thirty (30) days from the date of resignation or termination of employment. If Borrower is terminated by the Company for any other reason, the Outstanding Principal Amount shall be due twelve (12) months from the date of termination of employment or, in the event of the sale of Borrower's primary residence (the "Residence"), the date of closing of sale of the Residence. In the specific instance where the Company eliminates the position of Senior Vice President - Fayva Distribution and Planning, and the Company does not reassign Borrower into another position within the Company, this note will become void and does not have to be repaid. For purposes of the foregoing, the creation by the Company of a substantially similar position, or renaming of the position of Senior Vice President - Fayva Distribution and Planning, will not be deemed to be an elimination of the position for the purposes hereof.

James Lee
Forgiveness Loan
August 26, 1994
Page 2


For as long as Borrower remains employed by the Company, this Note shall not bear any interest. Note that under Internal Revenue Code sec 7872, the IRS requires, with respect to non-interest bearing loans, that interest be imputed as of the last day of the calendar year (for all years in which the loan is outstanding) at the statutory federal interest rate. This imputed interest is treated as compensation income and is subject to federal and state income tax. The current statutory federal interest rate for this purpose is 4.8%.

However, from the date thirty (30) days after the first date that Borrower is no longer employed by the Company, for any reason, interest on the Outstanding Principal Amount shall accrue and be payable on the last day of each month, in arrears, at an interest rate per annum of nine percent (9%). Interest will be computed on the basis of a 360-day year, compounded monthly.

Any and all deposits or other sums at any time or times credited by or due from the holder to, and all securities or other property in possession of the holder from safekeeping or otherwise and belonging to, the Borrower any indorser, or guarantor of this Note are and shall be subject to a security interest in favor of the holder to secure payment of this Note.

Upon non-payment of this Note or any interest due hereunder whenever due, and at any time or times thereafter, without any demand or notice, except to such extent as notice may be required by applicable law, the holder may apply or set off such deposits or other sums. The provisions of this paragraph are cumulative to, and not exclusive of, any other rights that the holder has or may have in the future with respect to such deposits or sums under other agreements or applicable principals of law.

Every maker, indorser, and guarantor of this Note, or the obligation represented by this Note, waives presentment, demand, notice, protest, and all other demands or notices, in connection with the delivery, acceptance, indorsement, performance, default, or enforcement of this Note, assets to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.




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James Lee
Forgiveness Loan
August 26, 1994
Page 3


In the event of the death of Borrower, the Outstanding Principal
Amount shall be due in full from Borrower's estate.

Nothing contained herein shall be construed as creating an employment contract and Borrower's employment with Lender and Lender's employment of Borrower, shall be at-will and terminable at any time by either Lender or Borrower, with or without cause.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The "Date-of-Hire" shall be July 11, 1994.

The "holder" as used in this Note shall mean Lender or any payee or indorsee of this Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

This Note shall inure to the benefit of Lender and its successors and assigns. This Note shall be binding upon Borrower and its successors.

Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand-delivered or mailed by certified or registered mail addressed, in the case of notice to Borrower, to him at 90 Far Reach Road, Westwood, Massachusetts 02090, and in the case of notice to Lender, to it at 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Chief Financial Officer or to such other address as either Borrower or Lender may otherwise designate in writing as his or its address for receiving notices hereunder.

The Borrower will pay all costs and expenses of collection including attorney's fees incurred or paid by the holder in enforcing this Note or the obligations hereby evidenced, to the fullest extent permitted by law.

Subject to applicable law, this Note may be amended, modified, and supplemented only with the written agreement of Lender and may not be assigned by Borrower.

James Lee
Forgiveness Loan
August 26, 1994
Page 4


This Note shall be deemed to be under seal and shall be governed and construed according to the laws of the Commonwealth of Massachusetts without reference to the principles of conflict of law thereof.


/s/ James Lee
-------------------------
Mr. James Lee
90 Far Reach Road
Westwood, MA  02090